UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2005

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JPMorgan Chase & Co.

(Exact Name of Registrant as Specified in Charter)

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Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue	10017
New York, NY
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 8.01    Other Events

On June 14, 2005, JPMorgan Chase & Co., a Delaware corporation ("JPMC"), announced it had reached an agreement in principle to settle the Enron class action litigation entitled Newby v. Enron Corp. brought on behalf of Enron security holders. The lawsuit is currently pending in the United States District Court for the Southern District of Texas, Houston Division. Under the terms of the settlement agreement, JPMC will make a payment of $2.2 billion. Plaintiff's attorney's fees will be paid out of the settlement. The settlement does not include any admission of wrongdoing by JPMC. JPMC also announced that it expects to take a charge to earnings of approximately $2.0 billion pre-tax (approximately $1.25 billion after-tax) this quarter to cover this settlement and to increase its litigation reserves for its other remaining legal matters. A copy of JPMC's press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01      Financial Statements Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

The following is furnished as an exhibit to this report.

Exhibit No.	Exhibit
99.1	Press Release dated June 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2005	JPMorgan Chase & Co.

	By:	/s/Michael J. Cavanagh
	Name: Title:	Michael J. Cavanagh Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Exhibit
99.1	Registrant's press release dated June 14, 2005